UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2008

SONIC SOLUTIONS
(Exact name of registrant as specified in its charter)

California	23190	93-0925818
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110 Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(415) 893-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated With Exit or Disposal Activities.

On October 27, 2008, Sonic Solutions (the “Company”) began implementing a restructuring plan to consolidate its Advanced Technology Group and Roxio® division into a single business unit, unify its original equipment manufacturer (“OEM”) licensing efforts, eliminate organizational redundancies, improve product design methods and processes, and reduce its workforce by approximately 100 positions by the end of the calendar year. To meet these goals, the Company expects to incur a charge of approximately $2.5 million consisting of approximately $1.3 million relating to one-time termination benefits and approximately $1.2 million relating to building and office consolidations. As a result of these actions, the Company expects to reduce annual costs and operating expenses by approximately $14 million.

Forward Looking Statements

This Current Report on Form 8-K and press release announcing the restructuring plan (the “Press Release”), furnished as Exhibit 99.1 to this Current Report may contain forward-looking statements, which are subject to risks and uncertainties, including without limitation: (1) the Company's ability to control costs and expenses, (2) the effectiveness of recent changes to the management and organization structure, (3) the Company's ability to drive process and sales improvements, (4) the impact of adverse changes in general socioeconomic conditions, (5) the Company's ability to generate sales and margin growth through expanded service offerings, and (6) the Company's ability to continue to generate strong sales growth in key product categories and through its direct sales channel. Discussion of additional factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is set forth under Management's Discussion and Analysis of Results of Operations and Financial Condition in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 (the “Annual Report”), its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, and in the Company's other SEC filings. A copy of the Annual Report, Quarterly report and other SEC filings are available on the Company's Web site at http://www.sonic.com. The forward-looking statements disclosed in this Current Report on Form 8-K and the Press Release are made as of October 30, 2008, based on information available to the Company as of that date. Except as required by law, the Company does not assume any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit	Description

99.1	Press Release of Sonic Solutions dated October 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC SOLUTIONS

By:	/s/ David C. Habiger
Name: David C. Habiger
Title: President and Chief Executive Officer
(Principal Executive Officer)

Date: October 31, 2008